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                                                                      Exhibit 21

                               Avista Corporation

                           SUBSIDIARIES OF REGISTRANT

                                                                         State or Country
                     Subsidiary                                          of Incorporation
                     ----------                                          ----------------
Avista Capital, Inc.                                                       Washington

Avista Advantage, Inc.                                                     Washington

Avista Communications, Inc.                                                Washington

Avista Development, Inc.                                                   Washington

Avista Energy, Inc.                                                        Washington

Avista Energy Canada LTD                                                   Canada

Copac Management, Inc.                                                     Canada

Avista Power, LLC                                                          Washington

Avista Services, Inc. (1)                                                  Washington

Avista Turbine Power, Inc.                                                 Washington

Avista Rathdrum, LLC                                                       Washington

Coyote Springs 2, LLC                                                      Delaware

Rathdrum Power, LLC                                                        Idaho

Avista Ventures, Inc.                                                      Washington

Pentzer Corporation                                                        Washington

Pentzer Venture Holdings II, Inc.                                          Washington

Bay Area Manufacturing, Inc.                                               Washington

Advanced Manufacturing and Development, Inc.                               California

Avista Receivables Corporation                                             Washington

WP Funding LP                                                              Delaware

Spokane Energy, LLC                                                        Delaware

(1) Not currently active. Avista Corporation is planning to dissolve this subsidiary.